Exhibit 5.1

50 Rockefeller Plaza New York, NY 10020-1605 +1.212.940.8800 tel katten.com

May 18, 2026

Ford Credit Floorplan Corporation

c/o Ford Credit SPE Management Office

World Headquarters, Suite 802

One American Road

Dearborn, Michigan 48126

Ford Credit Floorplan LLC

c/o Ford Credit SPE Management Office

World Headquarters, Suite 802

One American Road

Dearborn, Michigan 48126

Re:	Ford Credit Floorplan Master Owner Trust A, Series 2026-1 Registration Statement on Form SF-3 File No. 333-283567

Ladies and Gentlemen:

We have acted as special counsel to Ford Credit Floorplan Corporation, a Delaware corporation ("FCF Corp"), and Ford Credit Floorplan LLC, a Delaware limited liability company ("FCF LLC" and, together with FCF Corp, the "Co-Registrants"), and Ford Credit Floorplan Master Owner Trust A, a Delaware statutory trust, as issuer (the "Trust"), in connection with the above-referenced Registration Statement (the "Registration Statement"), and with the issuance by the Trust on the date hereof of its Asset Backed Notes, Series 2026-1, Class A and Class B (collectively, the "Notes"). The Trust is governed by the Second Amended and Restated Trust Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (the "Trust Agreement"), between the Co-Registrants, as depositors, and U.S. Bank Trust National Association, as owner trustee (the "Owner Trustee"), and the Notes will be issued under and pursuant to the Second Amended and Restated Indenture, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (the "Indenture"), between the Trust and The Bank of New York Mellon, as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2026-1 Indenture Supplement, dated as of May 1, 2026 (the "Indenture Supplement"), entered into between the Trust and the Indenture Trustee.

We generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and have made investigations of law and have examined and relied on the originals or copies certified or

KATTEN MUCHIN ROSENMAN LLP

CENTURY CITY      CHARLOTTE      CHICAGO      DALLAS      LOS ANGELES

NEW YORK      ORANGE COUNTY      SHANGHAI      WASHINGTON, DC

A limited liability partnership including professional corporations

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

Ford Credit Floorplan Corporation

Ford Credit Floorplan LLC

May 18, 2026

otherwise identified to our satisfaction of all the documents and records of the Co-Registrants and the Trust and the other instruments of the Co-Registrants, the Trust and other persons, as we have deemed appropriate as a basis for the opinions expressed below, including (a) the Registration Statement, (b) the Trust Agreement, the Indenture, the Indenture Supplement (including the form of Notes included as an exhibit to the Indenture Supplement), the Underwriting Agreement, dated May 5, 2026, among the Depositors, Ford Motor Credit Company LLC and the representatives of the several underwriters named therein, and the other transaction documents and forms of transaction documents attached as exhibits or incorporated by reference to the Registration Statement (collectively, the "Agreements") and (c) the prospectus, dated May 5, 2026 (the "Prospectus"), relating to the offering of the Notes.

We express no opinion except as to matters that are governed by federal law, the laws of the State of New York or the Delaware General Corporation Law, the Delaware Limited Liability Company Act or the Delaware Statutory Trust Act. All opinions expressed below are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

Subject to the qualifications stated above, we are of the opinion that, with respect to any Series of Notes, when (a) the Indenture and the Indenture Supplement have been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Indenture and the Indenture Supplement have been duly authorized by all necessary action and duly executed and delivered by all necessary parties, and (c) the Notes have been duly executed and authenticated according to the provisions of the Indenture and the Indenture Supplement and issued and sold as contemplated in the Prospectus and the Agreements and delivered under Section 5 of the Securities Act of 1933, as amended (the "Act"), the Notes will have been duly authorized by all necessary action of the Trust and will be legally and validly issued, binding obligations of the Trust, fully paid and non-assessable, and the holders of the Notes will be entitled to the benefits of the Indenture and the Indenture Supplement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

We consent to the filing of this opinion by the Trust under Form 8-K in connection with the offering and sale of the Notes, and to references to this firm as counsel to the Co-Registrants and the Trust in the Prospectus, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued under the Act, for any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Katten Muchin Rosenman LLP